Exhibit 32

BJ’S RESTAURANTS, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Paul A. Motenko and Jeremiah J. Hennessy, Co-Chief Executive Officers of the Company and Louis M. Mucci, Chief Financial Officer of the Company, certify to their knowledge:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this October 29, 2004.

/s/ PAUL A. MOTENKO	/s/ JEREMIAH J. HENNESSY	/s/ LOUIS M. MUCCI
Paul A. Motenko	Jeremiah J. Hennessy	Louis M. Mucci
Chairman of the Board of	Director, Co-Chief Executive	Chief Financial Officer and
Directors, Co-Chief Executive	Officer and President	Director
Officer, Vice President and
Secretary

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